MOSSADAMS

T (949) 221-4000
F (949) 221-4001

2040 Main Street
Suite 900
Irvine, CA 92614

February 1, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by The InterGroup Corporation under Item 4.01(A) of its Form 8-K dated December 10, 2021. We agree with the statements concerning our Firm therein.

Respectfully,

Moss Adams LLP